EXHIBIT 5.1

OPINION AND CONSENT OF ORRICK, HERRINGTON AND SUTCLIFFE LLP

June 29, 2005

Micrus Endovascular Corporation
610 Palomar Avenue
Sunnyvale, CA 94085

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to 4,972,187 shares of common stock (“Common Stock”) of Micrus Endovascular Corporation, a Delaware corporation (the “Company”), pursuant to the 1998 Stock Plan, 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan (collectively, the “Plans”) and pursuant to a Registration Statement on Form S-8.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plans are duly authorized, and when issued and sold as described in the Plans and Registration Statement, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

Orrick, Herrington & Sutcliffe LLP